  As filed with the Securities and Exchange Commission on September 29, 2004.
                                                              File No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         KERYX BIOPHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                             13-4087132
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 531-5965
              (Address, including zip code, and telephone number of
                          Principal Executive Offices)

          KERYX BIOPHARMACEUTICALS, INC. 2004 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                   RON BENTSUR
                  VICE PRESIDENT FINANCE AND INVESTOR RELATIONS
                         KERYX BIOPHARMACEUTICALS, INC.
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 531-5971
                     (Name and Address of Agent For Service)

                                    COPY TO:
                                MARK F. MCELREATH
                                ALSTON & BIRD LLP
                                 90 PARK AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 210-9595
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                               Proposed         Proposed
                                               Maximum          Maximum
      Title of Each          Amount To         Offering        Aggregate      Amount of
   Class of Securities          Be              Price          Offering      Registration
    To Be Registered        Registered        Per Share          Price           Fee
    ----------------        ----------        ---------          -----           ---
Common Stock, par value
   $0.001 per share         3,557,500(1)      $10.97(2)      $39,025,775      $4,944.57

Common Stock, par value
   $0.001 per share           442,500(3)      $10.83(4)      $ 4,792,275      $  607.18

   Total                    4,000,000             --         $43,818,050      $5,551.75

(1) Amount to be registered consists of an aggregate of 3,557,500 shares that may be issued pursuant to the grant or exercise of awards granted to employees, officers, directors and consultants under the Keryx Biopharmaceuticals, Inc. 2004 Long-Term Incentive Plan, including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the plan.

(2) Determined in accordance with Rule 457(h), the registration fee calculation with respect to shares underlying future grants or awards is based on the average of the high and low prices of a share of the Company's Common Stock reported on the Nasdaq Stock Market on September 27, 2004.

(3) Amount to be registered consists of an aggregate of 442,500 shares underlying prior grants or awards of options to employees, officers, directors and consultants under the Keryx Biopharmaceuticals, Inc. 2004 Long-Term Incentive Plan, having a weighted average exercise price of $10.83 per share.

(4) Determined in accordance with Rule 457(b), the registration fee calculation with respect to shares underlying prior grants or awards is computed on the basis of the price at which the options may be exercised.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Keryx Biopharmaceuticals, Inc. 2004 Long-Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

            (b) Upon written or oral request, Keryx Biopharmaceuticals, Inc. (the "Company") will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Ron Bentsur at (212) 531-5971 or by mail to Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference into this Registration
Statement:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2003;

      (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

      (3) The Company's Current Reports on Form 8-K filed on January 15, 2004, and September 23, 2004, and the Current Report on Form 8-K filed on February 20, 2004, as amended by the Form 8-K/A filed April 20, 2004;

      (4) The description of the Company's Common Stock contained in our Registration Statement on Form 8-A dated June 28, 2000 (File No. 000-30929); and

      (5)   All other documents subsequently filed by the Company pursuant to
            Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

      Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES. Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under the General Corporation Law of the State of Delaware, or DGCL, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions as set forth in the DGCL.

      Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of each officer and director of the Company to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not Applicable.

ITEM 8. EXHIBITS.

      Exhibit Number     Description
      --------------     -----------
      5.1                Opinion of Alston & Bird LLP
      23.1               Consent of KPMG LLP
      23.2               Consent of Deloitte & Touche LLP
      24.1               Power of Attorney (included on signature page)
      99.1               Keryx Biopharmaceuticals, Inc. 2004 Long-Term Incentive
                         Plan filed as Annex C to the Registrant's Definitive
                         Proxy Statement for its 2004 Annual Meeting of
                         Stockholders filed on April 29, 2004, and incorporated
                         herein by reference.

ITEM 9. UNDERTAKINGS

      RULE 415 OFFERING

      (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 28th day of September, 2004.

                                          Keryx Biopharmaceuticals, Inc.


                                          By: /s/ Michael S. Weiss
                                              ---------------------------------
                                              Michael S. Weiss
                                              Chairman of the Board and
                                              Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Weiss and Ron Bentsur, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of September 28, 2004.

      Signatures              Title
      ----------              -----

/s/ Michael S. Weiss          Chairman of the Board and Chief Executive Officer
------------------------
Michael S. Weiss              (Principal Executive Officer)


/s/ Ron Bentsur               Vice President Finance and Investor Relations
------------------------
Ron Bentsur                   (Principal Financial and Accounting Officer)


/s/ I. Craig Henderson        President, Director
------------------------
I. Craig Henderson


/s/ Malcolm Hoenlein          Director
------------------------
Malcolm Hoenlein



                              Director
------------------------
Lawrence Jay Kessel


/s/ Eric Rose                 Director
------------------------
Eric Rose


/s/ Lindsay A. Rosenwald      Director
------------------------
Lindsay A. Rosenwald


/s/ Peter Salomon             Director
------------------------
Peter Salomon

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

Exhibit Number      Description
--------------      -----------
5.1                 Opinion of Alston & Bird LLP
23.1                Consent of KPMG LLP
23.2                Consent of Deloitte & Touche LLP
24.1                Power of Attorney (included on signature page)